Exhibit 10.2

AMENDED AND RESTATED ADVISORY AGREEMENT

This AMENDED AND RESTATED ADVISORY AGREEMENT (this “Advisory Agreement”), dated as of [_____], 2021, is entered into by and among Strategic Storage Trust VI, Inc., a Maryland corporation (the “Company”), Strategic Storage Operating Partnership VI, L.P., a Delaware limited partnership (the “Operating Partnership”), and Strategic Storage Advisor VI, LLC, a Delaware limited liability company (the “Advisor”), on the following terms and conditions.

W I T N E S S E T H

WHEREAS, on February 26, 2021, the Company, the Operating Partnership, and the Advisor entered into an advisory agreement;

WHEREAS, the Company, the Operating Partnership, and the Advisor desire to amend and restate such advisory agreement;

WHEREAS, the Company has filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-11 (No. 333-[_____]) (the “Registration Statement”) covering the issuance of Common Stock, and the Company may subsequently issue additional shares of Common Stock;

WHEREAS, the Company intends to qualify as a REIT, and to invest its funds in investments permitted by the terms of the Company’s Charter and Sections 856 through 860 of the Code;

WHEREAS, the Company is the general partner of the Operating Partnership;

WHEREAS, the Company and the Operating Partnership desire to continue to avail themselves of the experience, sources of information, advice, assistance, and certain facilities available to the Advisor and its Affiliates and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of the Board of Directors of the Company, all as provided herein; and

WHEREAS, the Advisor is willing to continue to render such services, subject to the supervision of the Board of Directors, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1.

DEFINITIONS

Each term defined in the preamble of this Advisory Agreement has its assigned definition, and each of the following terms has the following definition:

“Acquisition Expenses” means expenses incurred by the Company, the Operating Partnership, the Advisor, or any of their Affiliates in connection with the sourcing, selection, evaluation, and acquisition of, and investment in, Properties, whether or not acquired or made, including but not limited to legal fees and expenses, travel and communications expenses, costs of financial analysis, appraisals and surveys, nonrefundable option payments on Property not acquired, accounting fees and expenses, computer use-related expenses, architectural and engineering reports, environmental reports, title insurance and escrow fees, and personnel and other direct expenses related to the selection and acquisition of Properties.

“Acquisition Fee” means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with the making or investing in mortgage loans or the purchase, development, or construction of a Property, including, without limitation, real estate commissions, acquisition fees, finder’s fees, selection fees, Development Fees and Construction Fees (except as provided in the following sentence), nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature. Excluded shall be any commissions or fees incurred in connection with the leasing of any Property, and Development Fees or Construction Fees paid to any Person or entity not affiliated with the Advisor in connection with the actual development and construction of any Property.

“Advisor” means the Person responsible for directing or performing the day-to-day business affairs of the Company and the Operating Partnership, including a Person to which an Advisor subcontracts substantially all such functions. The Advisor is Strategic Storage Advisor VI, LLC or any Person that succeeds it in such capacity.

“Advisory Agreement” means this amended and restated advisory agreement among the Company, the Operating Partnership, and the Advisor pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Company and the Operating Partnership, as it may be further amended or restated from time to time.

“Affiliate” means, with respect to any other Person, any of the following:

(a)	any Person directly or indirectly owning, controlling or holding, with power to vote, 10% or more of the outstanding voting securities of such other Person;

(b)	any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person;

(c)	any Person directly or indirectly controlling, controlled by or under common control with such other Person;

(d)	any executive officer, director, trustee or general partner of such other Person; and

(e)	any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

“Asset Management Fee” means the monthly fee payable to the Advisor in the amount established pursuant to Section 9.2.

“Assets” means any and all GAAP assets including but not limited to all real estate investments (real, personal or otherwise), tangible or intangible, owned or held by, or for the account of, the Company or the Operating Partnership, whether directly or indirectly through another entity or entities, including Properties.

“Average Invested Assets” means, for a specified period, the average of the aggregate GAAP basis book carrying values of the assets invested, directly or indirectly, in equity interests in and loans secured, directly or indirectly, by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

“Board of Directors” means the Company’s board of directors.

“Bylaws” means the bylaws of the Company, as the same may be amended from time to time.

“Charter” means the charter of the Company, including the articles of incorporation and all articles of amendment, articles of amendment and restatement, articles supplementary, and other modifications thereto as filed with the State Department of Assessments and Taxation of the State of Maryland.

“Class W Shares” means Class W shares of the Company’s Common Stock.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Common Stock” means shares of the Company’s common stock, $0.001 par value per share, the terms and conditions of which are set forth in the Charter.

“Company” has the meaning set forth in the preamble.

“Competitive Real Estate Commission” means a real estate or brokerage commission paid (or, if no commission is paid, the amount that customarily would be paid) for the purchase or sale of a Property that is reasonable, customary and competitive in light of the size, type and location of the Property.

“Construction Fee” means a fee or other remuneration for acting as general contractor and/or construction manager to construct, supervise, or coordinate leasehold or other improvements or projects, or to provide major repairs or rehabilitation for a Property.

“Contract Purchase Price” means the amount actually paid or allocated in respect of the purchase, development, construction, or improvement of a Property, inclusive of the amount of any debt associated with, or used to fund the investment in, such Property, but exclusive of Acquisition Fees and Acquisition Expenses.

“Contract Sales Price” means the total consideration provided for in the sales contract for the sale of a Property.

“Dealer Manager” means Pacific Oak Capital Markets, LLC (a Delaware limited liability company), or such other Person or entity selected by the Board of Directors to act as the dealer manager for the offering of the Stock.

“Development Fee” means a fee for the packaging of a Property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and financing for the specific Property, either initially or at a later date.

“Director” means an individual who is a member of the Board of Directors.

“Disposition Fee” means the fee paid to the Advisor in connection with the Sale of a Property as described in Section 9.3 of this Advisory Agreement.

“Distribution Reinvestment Plan” means the distribution reinvestment plan of the Company approved by the Board and as set forth in the Prospectus.

“Distributions” means any dividends or other distributions of money or other property paid by the Company to the holders of Common Stock or preferred stock, including dividends that may constitute a return of capital for federal income tax purposes.

“Excess Amount” has the meaning set forth in Section 10.3(b) hereof.

“Excess Expense Guidelines” has the meaning set forth in Section 10.3(b) hereof.

“Expense Year” has the meaning set forth in Section 10.3(b) hereof.

“GAAP” means generally accepted accounting principles consistently applied as used in the United States.

“Gross Proceeds” means the aggregate purchase price of all Stock sold for the account of the Company, including Stock sold pursuant to the Distribution Reinvestment Plan, without deduction for Sales Commissions, volume discounts, fees paid to the Dealer Manager, or Other Organization and Offering Expenses. Gross Proceeds does not include Stock issued in exchange for OP Units.

“Independent Director” means a Director who is not, and within the last two (2) years has not been, directly or indirectly associated with the Advisor or the Sponsor by virtue of (a) ownership of an interest in the Advisor, the Sponsor or their Affiliates, (b) employment by the Advisor, the Sponsor or their Affiliates, (c) service as an officer or director of the Advisor, the Sponsor or their Affiliates, (d) performance of services, other than as a Director, for the Company, (e) service as a director or trustee of more than three (3) real estate investment trusts organized by the Advisor or the Sponsor or advised by the Advisor, or (f) maintenance of a material business or professional relationship with the Advisor, the Sponsor or any of their Affiliates. A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor, the Sponsor and Affiliates exceeds five percent (5%) of either the Director’s annual gross revenue during either of the last two (2) years or the Director’s net worth on a fair market value basis. An indirect relationship shall include circumstances in which a Director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law are or have been associated with the Advisor, the Sponsor, any of their Affiliates or the Company or the Operating Partnership.

“Initial Public Offering” means the offering and sale of Common Stock of the Company pursuant to the Company’s first effective registration statement covering such Common Stock filed under the Securities Act of 1933.

“Joint Venture” means a joint venture or general partnership arrangement in which the Company or the Operating Partnership is a co-venturer or general partner and which is established to acquire one or more Properties.

“NASAA” means the North American Securities Administrators Association, Inc.

“NASAA Net Income” means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, NASAA Net Income for purposes of calculating total allowable Operating Expenses shall exclude the gain from the sale of the Company’s or the Operating Partnership’s Assets.

“NASAA REIT Guidelines” means the Statement of Policy Regarding Real Estate Investment Trusts published by NASAA, as revised and adopted by the NASAA membership on May 7, 2007, as may be amended from time to time.

“Offering” means the Initial Public Offering or any subsequent offering of Stock that is registered with the SEC or exempt from such registration, excluding Stock offered under any employee benefit plan.

“OP Unit” means a unit of limited partnership interest in the Operating Partnership.

“Operating Expenses” means all direct and indirect costs and expenses incurred by the Company, as determined under GAAP, which in any way are related to the operation of the Company or to Company business, including advisory fees, but excluding (a) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of the Stock on a national securities exchange, (b) interest payments, (c) taxes, (d) non-cash expenditures such as depreciation, amortization and bad debt reserves, (e) Acquisition Fees and Acquisition Expenses, (f) real estate commissions on the Sale of Property, and other expenses connected with the acquisition and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property) and (g) any incentive fees which may be paid in compliance with the NASAA REIT Guidelines. The definition of “Operating Expenses” set forth above is intended to encompass only those expenses which are required to be treated as Operating Expenses under the NASAA REIT Guidelines. As a result, and notwithstanding the definition set forth above, any expense of the Company which is not an Operating Expense under the NASAA REIT Guidelines shall not be treated as an Operating Expense for purposes hereof.

“Operating Partnership” has the meaning set forth in the preamble.

“Operating Partnership Agreement” means the Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, as amended from time to time.

“Organization and Offering Expenses” means any and all costs and expenses incurred by the Company, the Advisor, or any Affiliate of either in connection with and in preparing the Company for registration of and subsequently offering and distributing its Stock to the public, which may include but are not limited to total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), legal, accounting and escrow fees, expenses for printing, engraving, amending, supplementing and mailing, distribution costs, compensation to employees while engaged in registering, marketing and wholesaling the Stock, telegraph and telephone costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, and fees, expenses and taxes related to the filing, registration and qualification of the sale of the Securities under Federal and State laws, including accountants’ and attorneys’ fees and other accountable offering expenses. Organization and Offering Expenses may include, but are not limited to: (a) amounts to reimburse the Advisor for all marketing related costs and expenses such as the salaries, bonuses and related benefits of the Advisor’s employees or employees of the Advisor’s Affiliates, including the named executive officers, in connection with registering and marketing the Stock; (b) travel and entertainment expenses related to the offering and marketing of the Stock; (c) facilities and technology costs and other costs and expenses associated with the offering and to facilitate the marketing of the Stock including web site design and management; (d) costs and expenses of conducting training and educational conferences and seminars; (e) costs and expenses of attending broker-dealer sponsored retail seminars or conferences; and (f) payment or reimbursement of bona fide due diligence expenses.

“Other Organization and Offering Expenses” means Organization and Offering Expenses with respect to an Offering, other than Sales Commissions, dealer manager fees, stockholder servicing fees and dealer manager servicing fees relating to the Initial Public Offering.

“Person” means any natural person, partnership, corporation, association, trust, limited liability company, or other legal entity.

“Property” or “Properties” means a real property, real estate investment, or any other asset (including any investments in mortgage loans and other types of real estate related debt financing, including mezzanine loans, bridge loans, convertible mortgages, wraparound mortgage loans, construction mortgage loans, loans on leasehold interests, and participations in such loans), that is acquired by the Company either directly or through the Operating Partnership, any subsidiaries, Joint Ventures, partnerships, or other entities.

“Property Manager” means any entity that has been retained to perform and carry out property management services at one or more of the Properties.

“Prospectus” means any document, notice, or other communication satisfying the standards set forth in Section 10 of the Securities Act of 1933, and contained in a currently effective registration statement filed by the Company with, and declared effective by, the SEC, or if no registration statement is currently effective, then the Prospectus contained in the most recently effective registration statement.

“REIT” means a “real estate investment trust” as defined pursuant to the REIT Provisions of the Code.

“REIT Provisions of the Code” means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

“Sale” or “Sales” means any transaction or series of transactions whereby: (a) the Operating Partnership sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (b) the Operating Partnership sells, grants, transfers, conveys or relinquishes its ownership of all or substantially all of the interest of the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (c) any Joint Venture in which the Operating Partnership is a co-venturer or partner sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (d) the Operating Partnership sells, grants, conveys, or relinquishes its interest in any asset, or portion thereof, including any event with respect to any asset which gives rise to a significant amount of insurance proceeds or similar awards; or (e) the Operating Partnership sells or otherwise disposes of or distributes all of its assets in liquidation of the Operating Partnership.

“Sales Commissions” means any and all commissions payable to underwriters, dealer managers or other broker-dealers in connection with the sale of Stock, including, without limitation, commissions payable to the Dealer Manager.

“SEC” means the United States Securities and Exchange Commission.

“Securities” means any class or series of units or shares of the Company or the Operating Partnership, including common shares or preferred units or shares and any other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated, or otherwise, or in general any instruments commonly known as “Securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsor” means SmartStop REIT Advisors, LLC, a Delaware limited liability company.

“Stock” means shares of stock of the Company of any class or series, including Common Stock, preferred stock or shares-in-trust.

“Stockholders” means the registered holders of the Company’s Stock.

“Termination Date” means the date of termination of this Advisory Agreement.

ARTICLE 2.

APPOINTMENT

The Company, through the powers vested in the Board of Directors, including a majority of all Independent Directors, and the Operating Partnership hereby appoints the Advisor to serve as its advisor and asset manager on the terms and conditions set forth in this Advisory Agreement, and the Advisor hereby accepts such appointment. The Advisor undertakes to use its commercially reasonable best efforts to present to the Company and the Operating Partnership potential investment opportunities and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board of Directors.

ARTICLE 3.

AUTHORITY OF THE ADVISOR

3.1 General. Subject to the express limitations set forth in this Advisory Agreement and subject to the supervision of the Board of Directors, all rights and powers to manage and control the day-to-day business and affairs of the Company and the Operating Partnership and their subsidiaries shall be vested in the Advisor. The Advisor shall have the power to delegate all or any part of its rights and powers to manage and control the business and affairs of the Company, the Operating Partnership, and their subsidiaries to such officers, employees, Affiliates, agents, and representatives of the Advisor, the Company, or the Operating Partnership as it may from time to time deem appropriate. Any authority delegated by the Advisor to any other Person shall be subject to the limitations on the rights and powers of the Advisor specifically set forth in this Advisory Agreement, the Charter, the Bylaws, and the Operating Partnership Agreement.

3.2 Powers of the Advisor. Subject to the express limitations set forth in this Advisory Agreement and subject to the supervision of the Board of Directors, the power to direct the management, operation and policies of the Company and the Operating Partnership and their subsidiaries shall be vested in the Advisor, which shall have the power by itself and shall be authorized and empowered on behalf and in the name of the Company and the Operating Partnership and their subsidiaries, as applicable, to carry out any and all of the objectives and purposes of the Company and the Operating Partnership and to perform all acts and enter into and perform all contracts and other undertakings that it may in its sole discretion deem necessary, advisable, or incidental thereto to perform its obligations under this Advisory Agreement.

3.3 Approval by Directors. Notwithstanding the foregoing, any investment in Properties, including any acquisition of a Property by the Company or the Operating Partnership or any of their subsidiaries or any investment by the Company or the Operating Partnership or any of their subsidiaries in a Joint Venture, limited partnership, or similar entity owning real properties, will require the prior approval of the Board of Directors or a committee of the Board constituting a majority of the Board. The Advisor will deliver to the Board of Directors all documents reasonably required by it to properly evaluate the proposed investment.

3.4 Modification or Revocation of Authority of Advisor. The Board of Directors may, at any time upon the giving of notice to the Advisor, modify or revoke the authority or approvals set forth in Articles 3 and 4, provided however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company, the Operating Partnership, or their subsidiaries prior to the date of receipt by the Advisor of such notification.

ARTICLE 4.

DUTIES OF THE ADVISOR

4.1 Undertaking. The Advisor undertakes to use its commercially reasonable best efforts to present to the Company and the Operating Partnership potential investment opportunities and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board of Directors. In connection therewith, the Advisor agrees to perform the services further described in this Article 4 on behalf of the Company and the Operating Partnership.

4.2 Organization and Offering Services. The Advisor shall manage and supervise:

(a) the structure and development of any Offering, including the determination of the specific terms of the Securities to be offered by the Company;

(b) the preparation of all organization and offering related documents, and obtaining of all required regulatory approvals of such documents, if any;

(c) along with the Dealer Manager, approval of the participating broker dealers and negotiation of the related selling agreements;

(d) coordination of the due diligence process relating to participating broker dealers and their review of the Prospectus and other Offering and Company documents;

(e) preparation and approval of all marketing materials contemplated to be used by the Dealer Manager or others in an Offering;

(f) along with the Dealer Manager, negotiation and coordination with the transfer agent for the receipt, collection, processing, and acceptance of subscription agreements, commissions, and other administrative support functions;

(g) creation and implementation of various technology and electronic communications related to an Offering; and

(h) all other services related to organization of the Company or the Offering, whether performed and incurred by the Advisor or its Affiliates.

4.3 Acquisition Services. The Advisor shall:

(a) serve as the Company’s and the Operating Partnership’s investment and financial advisor and, as requested by the Board of Directors, provide relevant market research and economic and statistical data in connection with the Company’s assets and investment objectives and policies;

(b) subject to Article 3 and the investment objectives and policies of the Company: (i) locate, analyze, and select potential investments; (ii) structure and negotiate the terms and conditions of transactions pursuant to which investments in Assets will be made; (iii) acquire Assets on behalf of the Company and the Operating Partnership; and (iv) arrange for financing and refinancing related to acquisitions of Assets;

(c) perform due diligence on prospective investments and create due diligence reports summarizing the results of such work;

(d) prepare reports regarding prospective investments that include recommendations and supporting documentation necessary for the Board of Directors to evaluate the proposed investments;

(e) obtain reports (which may be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of contemplated investments of the Company, the Operating Partnership, and their subsidiaries; and

(f) negotiate and execute investments and other transactions approved by the Board of Directors.

4.4 Asset Management Services and Administrative Services.

(a) Asset Management and Property Related Services. The Advisor shall:

(i) negotiate and service the Company’s, the Operating Partnership’s, and their subsidiaries’ debt facilities and other financings;

(ii) monitor applicable markets and obtain reports (which may be prepared by the Advisor or its Affiliates) where appropriate, concerning the value of investments of the Company, the Operating Partnership, and their subsidiaries;

(iii) monitor and evaluate the performance of investments of the Company, the Operating Partnership, and their subsidiaries; provide daily management services to the Company and perform and supervise the various management and operational functions related to the Company’s, the Operating Partnership’s, and their subsidiaries’ investments;

(iv) coordinate with the Property Manager on its duties under any property management agreement and assist in obtaining all necessary approvals of major property transactions as governed by the applicable property management agreement;

(v) manage or assist with planning and coordination of construction or redevelopment with respect to the Properties, or construction of any capital improvements on the Properties;

(vi) select Joint Venture partners, structure corresponding agreements, oversee and manage relationships between the Company, the Operating Partnership, and their subsidiaries with any Joint Venture partners;

(vii) consult with the officers and Directors of the Company and provide assistance with the evaluation and approval of potential property dispositions, sales, or refinancings; and

(viii) provide the officers and Directors of the Company periodic reports regarding prospective investments in Properties.

(b) Accounting, Regulatory Compliance, and Other Administrative Services. The Advisor shall:

(i) coordinate with the Company’s independent accountants and auditors (if applicable) to prepare and deliver to the Board of Directors an annual report covering the Advisor’s compliance with certain material aspects of this Advisory Agreement;

(ii) maintain accounting systems, records, data and any other information requested concerning the activities of the Company and the Operating Partnership and their subsidiaries as shall be required to prepare and to file all periodic financial reports and returns required to be filed with any regulatory agency;

(iii) provide tax and compliance services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

(iv) maintain all appropriate books and records of the Company, the Operating Partnership, and their subsidiaries;

(v) provide the officers of the Company and the Board of Directors with timely updates related to the overall regulatory environment affecting the Company, as well as managing compliance with such matters;

(vi) consult with the officers of the Company and the Board of Directors relating to the corporate governance structure and appropriate policies and procedures related thereto;

(vii) perform all reporting, record keeping, internal controls, and similar matters in a manner to allow the Company to comply with applicable law;

(viii) investigate, select, and, on behalf of the Company, the Operating Partnership, and their Affiliates, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations under this Advisory Agreement, including but not limited to consultants, accountants, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, mortgagers, construction companies, and any and all Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services;

(ix) supervise the performance of such ministerial and administrative functions as may be necessary in connection with the daily operations of the Assets;

(x) provide the Company, the Operating Partnership, and their subsidiaries with all necessary cash management services;

(xi) consult with the officers of the Company and the Board of Directors and assist the Board of Directors in evaluating and obtaining adequate insurance coverage based upon risk management determinations;

(xii) manage and perform the various administrative functions necessary for the management of the day-to-day operations of the Company, the Operating Partnership, and their subsidiaries;

(xiii) provide or arrange for administrative services and items, legal and other services, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company’s, the Operating Partnership’s, and their subsidiaries’ business and operations;

(xiv) provide financial and operational planning services and portfolio management functions; and

(xv) from time to time, or at any time reasonably requested by the Board of Directors, make reports to the Board of Directors on the Advisor’s performance of services to the Company, the Operating Partnership, and their subsidiaries under this Advisory Agreement.

(c) Stockholder Services. The Advisor shall:

(i) have the authority, in its sole discretion, to retain a transfer agent on behalf of the Company to perform all necessary transfer agent functions;

(ii) manage and coordinate with such transfer agent, if retained by the Advisor, the distribution process and payments to Stockholders;

(iii) manage communications with Stockholders, including answering phone calls and preparing and sending written and electronic reports and other communications; and

(iv) establish technology infrastructure to assist in providing Stockholder support and service.

ARTICLE 5.

BANK ACCOUNTS

The Advisor may establish and maintain one or more bank accounts in its own name for the account of the Company or the Operating Partnership or their subsidiaries or in the name of the Company, the Operating Partnership, or their subsidiaries and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company or the Operating Partnership or their subsidiaries, under such terms and conditions as the Board of Directors may approve, provided that no funds shall be commingled with the funds of the Advisor; and the Advisor shall from time to time render appropriate accountings of such collections and payments to the Board of Directors and to the auditors of the Company.

ARTICLE 6.

RECORDS; ACCESS

The Advisor shall maintain appropriate records of all its activities under or pursuant to this Advisory Agreement and make such records available for inspection by the Board of Directors and by counsel, auditors, and authorized agents of the Company, the Operating Partnership, and their subsidiaries, at any time or from time to time during normal business hours. The Advisor, in the conduct of its responsibilities to the Company and the Operating Partnership, shall maintain adequate and separate books and records for the Company’s and the Operating Partnership’s operations in accordance with GAAP, which shall be supported by sufficient documentation to ascertain that such books and records are properly and accurately recorded. Such books and records shall be the property of the Company. Such books and records shall include all information necessary to calculate and audit the fees or reimbursements paid under this Advisory Agreement. The Advisor shall utilize procedures to attempt to ensure such control over accounting and financial transactions as is reasonably required to protect the Company’s and the Operating Partnership’s assets from theft, error, or fraudulent activity. All financial statements that the Advisor delivers to the Company shall be prepared on an accrual basis in accordance with GAAP, except for special financial reports which by their nature require a deviation from GAAP. The Advisor shall maintain necessary liaison with the Company’s independent accountants and shall provide such accountants with such reports and other information as the Company shall request. The Advisor shall at all reasonable times have access to the books and records of the Company, the Operating Partnership, and their subsidiaries.

ARTICLE 7.

OTHER ACTIVITIES OF THE ADVISOR

Nothing contained in this Advisory Agreement shall prevent the Advisor or any of its Affiliates from engaging in or earning fees from other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored, or organized by the Advisor or any of its Affiliates; nor shall this Advisory Agreement limit or restrict the right of any manager, director, officer, member, partner, employee, or stockholder of the Advisor or any of its Affiliates to engage in or earn fees from any other business or to render services of any kind to any other Person. The Advisor may, with respect to any investment in which the Company, the Operating Partnership, or any of their subsidiaries is a participant, also render advice and service to each and every other participant therein, and earn fees for rendering such advice and service. Specifically, it is contemplated that the Company, the Operating Partnership, and their subsidiaries may enter into Joint Ventures or other similar co-investment arrangements with certain Persons, and pursuant to the agreements governing such Joint Ventures or other similar co-investment arrangements, the Advisor may be engaged to provide advice and service to such Persons, in which case the Advisor will earn fees for rendering such advice and service. The Advisor shall report to the Board of Directors the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor’s obligations to the Company and the Operating Partnership and their subsidiaries and the Advisor’s obligations to or its interest in any other Person.

ARTICLE 8.

LIMITATIONS ON ACTIVITIES

Anything else in this Advisory Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action that, in its sole judgment made in good faith, would (a) adversely affect the status of the Company as a REIT, (b) subject the Company to regulation under the Investment Company Act of 1940, as amended, (c) violate any law, rule, regulation, or statement of policy of any governmental body or agency having jurisdiction over the Company, its Stock, or its other Securities, or the Operating Partnership, or (d) violate the Charter, the Bylaws, or the Operating Partnership Agreement, except if such action shall be ordered by the Board of Directors, in which case the Advisor shall promptly notify the Board of Directors of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board of Directors. In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Board of Directors so given. Notwithstanding the foregoing, the Advisor, its members, managers, directors, officers, employees, and stockholders, and stockholders, members, managers, directors, officers, and employees of the Advisor’s Affiliates shall not be liable to the Company or the Operating Partnership or to the Board of Directors or Stockholders for any act or omission by the Advisor, its directors, officers, or employees, or stockholders, directors, or officers of the Advisor’s Affiliates except as provided in this Advisory Agreement.

ARTICLE 9.

FEES

9.1 Acquisition Fee. The Company will pay the Advisor, as compensation for the services described in Section 4.3, Acquisition Fees in an amount equal to 1.0% of (a) the Contract Purchase Price of each Property acquired by the Company, including any debt attributable to the Property, plus amounts incurred for the development, construction or other capital improvements, or (b) the funds advanced in respect of a loan or other investment. The purchase price allocable for a Property held through a Joint Venture shall equal the product of (i) the Contract Purchase Price of the Property and (ii) the direct or indirect ownership percentage in the Joint Venture held directly or indirectly by the Company or the Operating Partnership. For purposes of this Section 9.1, “ownership percentage” shall be the percentage of capital stock, membership interests, partnership interests or other equity interests held by the Company or the Operating Partnership, without regard to classification of such interests. The total of all Acquisition Fees and Acquisition Expenses shall be limited in accordance with the Charter.

9.2 Asset Management Fee. Commencing on the date hereof, for the asset management services included in the services described in Section 4.4(a), the Company shall pay the Advisor a monthly Asset Management Fee in an amount equal to one-twelfth of 0.75% of the Average Invested Assets. The Advisor may elect to receive the Asset Management Fee, in whole or in part, in OP Units or Stock.

9.3 Disposition Fee. If the Advisor or any of its Affiliates provides a substantial amount of the services (as determined by a majority of the Directors, including a majority of the Independent Directors) in connection with the Sale of one or more Properties, the Advisor or such Affiliate shall receive at closing a Disposition Fee in an amount equal to the lesser of: (a) 1% of the Contract Sales Price or (b) 50% of the Competitive Real Estate Commission. Any Disposition Fee payable under this section may be paid in addition to real estate commissions paid to non-Affiliates, provided that the total real estate commissions (including such Disposition Fee) paid to all Persons by the Company or the Operating Partnership for each Property shall not exceed an amount equal to the lesser of (i) 6% of the aggregate Contract Sales Price of each Property or (ii) the Competitive Real Estate Commission for each Property. The Company or the Operating Partnership will pay the Disposition Fee for a property at the time the property is sold.

9.4 Development Fee. For each Property under development that is not wholly owned (directly or indirectly) by either the Company or the Operating Partnership (e.g., a Joint Venture), the Advisor or its Affiliates shall be entitled to receive from such Joint Venture or other such co-ownership entity a market-based Development Fee equal to the amount that would be payable to an unaffiliated third-party for development of a similar property in the same geographic region, which Development Fee may be reallowed to a third party developer.

9.5 Loans from Affiliates. If any loans are made to the Company by the Advisor or an Affiliate, the rate of interest that may be charged by the Advisor or such Affiliate shall be no less favorable to the Company than the terms available between non-Affiliated persons for similar loans. Notwithstanding the foregoing, bridge financing to effectuate an acquisition of a Property by the Operating Partnership prior to raising the necessary capital in the Offering may be provided by the Advisor or an Affiliate at the then current market rates.

ARTICLE 10.

EXPENSES

10.1 Reimbursable Expenses. In addition to the compensation paid to the Advisor pursuant to Article 9 hereof, the Company or the Operating Partnership shall pay directly or reimburse the Advisor and its Affiliates for all of the expenses paid or incurred by the Advisor and its Affiliates (to the extent not reimbursable by another party, such as the Dealer Manager) in connection with the services it provides to the Company, the Operating Partnership, and their subsidiaries pursuant to this Advisory Agreement, including, but not limited to:

(a) reimbursements for Organization and Offering Expenses in connection with an Offering; provided, however, that within 60 days after the end of the month in which an Offering terminates, the Advisor shall reimburse the Company to the extent that Organization and Offering Expenses borne by the Company (including Sales Commissions, dealer manager fees, stockholder servicing fees, dealer manager servicing fees, and non-accountable due diligence expense allowance) exceed 15% of the Gross Proceeds raised in a completed Offering;

(b) subject to the limitation set forth below, Acquisition Expenses incurred by the Advisor or its Affiliates;

(c) subject to the limitation set forth below, Acquisition Expenses payable to unaffiliated Persons incurred in connection with the selection and acquisition of Properties;

(d) the actual out-of-pocket cost of goods and services used by the Company, the Operating Partnership, and their subsidiaries and obtained from entities not affiliated with the Advisor including brokerage and other fees paid in connection with the purchase, operation and sale of Assets;

(e) interest and other costs for borrowed money, including discounts, points, and other similar fees;

(f) taxes and assessments on income or Property and taxes as an expense of doing business and any taxes otherwise imposed on the Company, the Operating Partnership, or their subsidiaries, or on their respective business or income;

(g) costs associated with insurance required in connection with the business of the Company, the Operating Partnership, their subsidiaries, or by the Board of Directors;

(h) expenses of managing and operating, or overseeing the management or operation of, Properties owned by the Company, the Operating Partnership, or their subsidiaries, whether payable to an Affiliate of the Company or a non-affiliated Person;

(i) all expenses in connection with payments to Directors and meetings of the Directors or Stockholders;

(j) expenses associated with the listing of the Common Stock on a national securities exchange or with the issuance and distribution of Securities other than the Stock issued in an Offering, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, and listing and registration fees;

(k) expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Company to the Stockholders;

(l) expenses of organizing, converting, modifying, merging, liquidating, or dissolving the Company, the Operating Partnership, or their subsidiaries, or of amending the Charter, the Bylaws, the Operating Partnership Agreement, or the governing documents of any subsidiaries;

(m) expenses of maintaining communications with Stockholders, including, as applicable, the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements, and other reports required by governmental entities (to the extent not provided by the transfer agent);

(n) administrative service expenses, including all direct and indirect costs and expenses incurred by the Advisor and its Affiliates in fulfilling its duties under this Advisory Agreement and including personnel costs. Such direct and indirect costs and expenses may include reasonable wages and salaries and other employee-related expenses of all employees of the Advisor or its Affiliates, including the executive officers of the Company, who are directly engaged in the operation, management, administration, investor relations, and marketing of the Company, including taxes, insurance, and benefits relating to such employees, and legal, travel, and other out-of-pocket expenses which are directly related to their services provided by the Advisor pursuant to this Advisory Agreement;

(o) audit, accounting, and legal fees, and other fees for professional services relating to the operations of the Company, the Operating Partnership, and their subsidiaries and all such fees incurred at the request, or on behalf of, the Independent Directors or any committee of the Board of Directors, whether performed by a third party or by the Advisor or its Affiliates;

(p) costs associated with the maintenance of a Company website and third party licensing fees for software and information technology; and

(q) out-of-pocket costs for the Company, the Operating Partnership, and their subsidiaries to comply with all applicable laws, regulations, and ordinances; and all other out-of-pocket costs necessary for the operation of the Company, the Operating Partnership, their subsidiaries, and the Assets incurred by the Advisor and its Affiliates in performing its duties under this Advisory Agreement.

The Company or the Operating Partnership shall also reimburse the Advisor or Affiliates of the Advisor for all direct and indirect costs and expenses incurred on behalf of the Company, the Operating Partnership, or their subsidiaries prior to the execution of this Advisory Agreement.

The total of all Acquisition Fees and Acquisition Expenses paid by the Company in connection with the purchase of a Property by the Company shall be limited in accordance with the Charter.

10.2 Other Services. Should the Directors request that the Advisor or any member, manager, officer, or employee of the Advisor render services for the Company, the Operating Partnership, or their subsidiaries other than as set forth in this Advisory Agreement, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and a majority of the Independent Directors, subject to any limitations contained in the Charter, and shall not be deemed to be services pursuant to the terms of this Advisory Agreement.

10.3 Timing of and Limitations on Reimbursements.

(a) Expenses incurred by the Advisor and its Affiliates on behalf of the Company, the Operating Partnership, and their subsidiaries and payable pursuant to this Article 10 shall be reimbursed no less frequently than monthly to the Advisor and its Affiliates. The Advisor shall prepare a statement documenting the expenses of the Company, the Operating Partnership, and their subsidiaries during each quarter, and shall deliver such statement to the Company within 45 days after the end of each quarter. The Company or the Operating Partnership may advance funds to the Advisor for expenses the Advisor anticipates will be incurred by the Advisor within the current month and any such advances shall be deducted from the amounts reimbursed by the Company or the Operating Partnership to the Advisor.

(b) Commencing four fiscal quarters after commencement of the Initial Public Offering, the Company shall not reimburse the Advisor at the end of any fiscal quarter Operating Expenses that, in the four consecutive fiscal quarters then ended (the “Expense Year”) exceed (the “Excess Amount”) the greater of 2% of Average Invested Assets or 25% of NASAA Net Income (the “Excess Expense Guidelines”) for such year unless a majority of the Independent Directors determines that such excess was justified, based on unusual and nonrecurring factors which they deem sufficient. If a majority of the Independent Directors does not approve such excess as being so justified, any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company. If a majority of the Independent Directors determines such excess was justified, then within 60 days after the end of any fiscal quarter of the Company for which total reimbursed Operating Expenses for the Expense Year exceed the Excess Expense Guidelines, the Advisor, at the direction of a majority of the Independent Directors, shall send to the Stockholders a written disclosure of such fact (or the Company shall disclose such fact to the Stockholders in the next quarterly report of the Company or by filing a Current Report on Form 8-K with the SEC within 60 days of such quarter end), together with an explanation of the factors a majority of the Independent Directors considered in determining that such excess expenses were justified. The Company will ensure that such determination will be reflected in the minutes of the meetings of the Board of Directors. All figures used in the foregoing computation shall be determined in accordance with GAAP.

10.4 Advisor Support of a Portion of Other Organization and Offering Expenses. Through the completion of the primary portion of the Company’s Initial Public Offering, the Advisor or its Affiliates shall fund on behalf of the Company, an amount equal to 1% of the gross offering proceeds from the sale of Class W Shares only in the Initial Public Offering, which amount shall be used by the Company towards the payment of Other Organization and Offering Expenses.

ARTICLE 11.

NO PARTNERSHIP OR JOINT VENTURE

The parties to this Advisory Agreement are not partners or joint venturers with each other, and nothing in this Advisory Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them, and neither shall have the power to bind or obligate any of them except as set forth in this Advisory Agreement. In all respects, the status of the Advisor under this Advisory Agreement is that of an independent contractor. Directors who are not Independent Directors will be individuals nominated by the Advisor, provided that such director nominees are either directors of the Advisor or have been elected by the Board of Directors of the Advisor as executive officers of the Advisor.

ARTICLE 12.

RELATIONSHIP WITH DIRECTORS

Subject to Article 8 of this Advisory Agreement, to restrictions set forth in the Charter or deemed advisable with respect to the qualification of the Company as a REIT, and to the provision in the sentence immediately following this sentence, the following may serve as a Director or officer of the Company: (a) directors, managers, officers, and employees of the Advisor; (b) directors, managers, officers, and employees of an Affiliate of the Advisor or any corporate parent of an Affiliate of the Advisor; and (c) directors, managers, officers, and stockholders of any director, officer, or corporate parent of an Affiliate of the Advisor. However, no officer or employee of the Advisor, its Affiliates, or a corporate parent of an Affiliate who also is a Director or officer of the Company shall receive any compensation from the Company for serving as a Director or officer other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Directors.

ARTICLE 13.

REPRESENTATIONS AND WARRANTIES

13.1 The Company. To induce the Advisor to enter into this Advisory Agreement, the Company hereby represents and warrants that:

(a) The Company is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Maryland with all requisite corporate power and authority and all material licenses, permits, and authorizations necessary to carry out the transactions contemplated by this Advisory Agreement.

(b) The Company’s execution, delivery, and performance of this Advisory Agreement has been duly authorized by the Board of Directors, including a majority of all Independent Directors of the Company. This Advisory Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company’s execution and delivery of this Advisory Agreement and its fulfillment of and compliance with the respective terms hereof do not and will not (i) conflict with or result in a breach of the terms, conditions, or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge, or encumbrance upon the assets of the Company pursuant to, (iv) give any third party the right to modify, terminate, or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exception, or other action by or notice to any court or administrative or governmental body pursuant to, the Charter or Bylaws or any law, statute, rule, or regulation to which the Company is subject, or any agreement, instrument, order, judgment, or decree by which the Company is bound, in any such case in a manner that would have a material adverse effect on the ability of the Company to perform any of its obligations under this Advisory Agreement.

13.2 The Operating Partnership. To induce the Advisor to enter into this Advisory Agreement, the Operating Partnership hereby represents and warrants that:

(a) The Operating Partnership is a Delaware limited partnership, duly organized, validly existing, and in good standing under the laws of the State of Delaware with all requisite power and authority and all material licenses, permits, and authorizations necessary to carry out the transactions contemplated by this Advisory Agreement.

(b) The Operating Partnership’s execution, delivery, and performance of this Advisory Agreement has been duly authorized. This Advisory Agreement constitutes the valid and binding obligation of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms. The Operating Partnership’s execution and delivery of this Advisory Agreement and its fulfillment of and compliance with the respective terms hereof do not and will not (i) conflict with or result in a breach of the terms, conditions, or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge, or encumbrance upon the assets of the Operating Partnership pursuant to, (iv) give any third party the right to modify, terminate, or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exception, or other action by or notice to any court or administrative or governmental body pursuant to, the Operating Partnership Agreement or any law, statute, rule, or regulation to which the Operating Partnership is subject, or any agreement, instrument, order, judgment, or decree by which the Operating Partnership is bound, in any such case in a manner that would have a material adverse effect on the ability of the Operating Partnership to perform any of its obligations under this Advisory Agreement.

13.3 The Advisor. To induce the Company and the Operating Partnership to enter into this Advisory Agreement, the Advisor represents and warrants that:

(a) The Advisor is a limited liability company, duly organized, validly existing, and in good standing under the laws of the State of Delaware with all requisite company power and authority and all material licenses, permits, and authorizations necessary to carry out the transactions contemplated by this Advisory Agreement.

(b) The Advisor’s execution, delivery, and performance of this Advisory Agreement has been duly authorized. This Advisory Agreement constitutes a valid and binding obligation of the Advisor, enforceable against the Advisor in accordance with its terms. The Advisor’s execution and delivery of this Advisory Agreement and its fulfillment of and compliance with the respective terms hereof do not and will not (i) conflict with or result in a breach of the terms, conditions, or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge, or encumbrance upon the Advisor’s assets pursuant to, (iv) give any third party the right to modify, terminate, or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption, or other action by or notice to any court or administrative or governmental body pursuant to the Advisor’s certificate of formation or operating agreement, or any law, statute, rule, or regulation to which the Advisor is subject, or any agreement, instrument, order, judgment, or decree by which the Advisor is bound, in any such case in a manner that would have a material adverse effect on the ability of the Advisor to perform any of its obligations under this Advisory Agreement.

(c) The Advisor has received copies of the Charter, the Bylaws, the Registration Statement, and the Operating Partnership Agreement and is familiar with the terms thereof, including without limitation the investment limitations included therein. The Advisor warrants that it will use reasonable care to avoid any act or omission that would conflict with the terms of the Charter, the Bylaws, the Registration Statement, or the Operating Partnership Agreement in the absence of the express direction of a majority of the Independent Directors.

ARTICLE 14.

TERM; TERMINATION OF AGREEMENT

14.1 Term. This Advisory Agreement shall continue in force until the first anniversary of the date hereof. Thereafter, this Advisory Agreement may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties. The Company, acting through the Board of Directors, will evaluate the performance of the Advisor annually before renewing this Advisory Agreement, and each such renewal shall be for a term of no more than one year.

14.2 Termination by Any Party. This Advisory Agreement may be terminated upon 60 days’ written notice without cause or penalty, by any party (by a majority of the Independent Directors of the Company or the manager of the Advisor).

14.3 Termination by the Advisor. This Advisory Agreement may be terminated immediately by the Advisor in the event of any material breach of this Advisory Agreement by the Company or the Operating Partnership not cured within 30 days after written notice of such material breach.

14.4 Termination by the Company. This Advisory Agreement may be terminated immediately by the Company or the Operating Partnership upon the occurrence of any one or more of the following:

(a) any material breach of this Advisory Agreement by the Advisor not cured by the Advisor within 30 days after written notice of such material breach;

(b) a decree or order is rendered by a court having jurisdiction (i) adjudging the Advisor as bankrupt or insolvent, (ii) approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition, or similar relief for the Advisor under the federal bankruptcy laws or any similar applicable law or practice, or (iii) appointing a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Advisor or a substantial part of the property of the Advisor, or for the winding up or liquidation of its affairs; or

(c) the Advisor (i) institutes proceedings to be adjudicated a voluntary bankrupt or an insolvent, (ii) consents to the filing of a bankruptcy proceeding against it, (iii) files a petition or answer or consent seeking reorganization, readjustment, arrangement, composition, or relief under any similar applicable law or practice, (iv) consents to the filing of any such petition, or to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency for it or for a substantial part of its property, (v) makes an assignment for the benefit of creditors, (vi) is unable to or admits in writing its inability to pay its debts generally as they become due unless such inability shall be the fault of the Operating Partnership, or (vii) takes company or other action in furtherance of any of the aforesaid purposes.

14.5 Survival. The provisions of this Section 14.5, Articles 1, 6, 7, and 15 through 20 survive termination of this Advisory Agreement.

ARTICLE 15.

PAYMENTS TO AND DUTIES OF

PARTIES UPON TERMINATION

15.1 Reimbursable Expenses and Earned Fees. After the Termination Date, the Advisor shall be entitled to receive from the Company or the Operating Partnership within 30 days after the Termination Date all amounts then accrued and owing to the Advisor, including all unpaid reimbursable expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Advisory Agreement.

15.2 Advisor’s Duties Upon Termination. The Advisor shall promptly upon termination:

(a) pay over to the Company and the Operating Partnership all money collected and held for the account of the Company and the Operating Partnership pursuant to this Advisory Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(b) deliver to the Board of Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Directors;

(c) deliver to the Board of Directors all assets, including Properties, and documents of the Company, the Operating Partnership, and their subsidiaries then in the custody of the Advisor; and

(d) cooperate with the Company and the Operating Partnership to provide an orderly management transition.

15.3 Non-Solicitation. During the period commencing on the date of this Advisory Agreement and ending two years following the Termination Date, the Company shall not, without the Advisor’s prior written consent, directly or indirectly, (i) solicit or encourage any employee, consultant, contractor, or other Person performing services on behalf of the Advisor or its Affiliates to leave the employment or other service of the Advisor or any of its Affiliates, or (ii) hire or pay, directly or indirectly, any compensation to, on behalf of the Company or any other Person, any employee, consultant, contractor, or other Person performing services on behalf of the Advisor or its Affiliates who has left the employment of, or engagement by, the Advisor or any of its Affiliates within the two-year period following the termination of that person’s employment with, or engagement by, the Advisor or any of its Affiliates. During the period commencing on the effective date of this Advisory Agreement and ending two years following the Termination Date, the Company shall not, whether for its own account or for the account of any other Person, intentionally interfere with the relationship of the Advisor or any of its Affiliates with, or endeavor to entice away from the Advisor or any of its Affiliates, any Person who during the term of this Advisory Agreement is, or during the preceding two-year period was, a tenant, co-investor, co-developer, joint venturer, or other customer of the Advisor or any of its Affiliates.

ARTICLE 16.

ASSIGNMENT

The Advisor shall not assign this Advisory Agreement or delegate any duty under this Advisory Agreement without the consent of a majority of the Independent Directors. The Advisor may assign any rights to receive fees or other payments under this Advisory Agreement without obtaining the consent of the Independent Directors. This Advisory Agreement shall not be assigned by the Company or the Operating Partnership without the consent of the Advisor, except in the case of an assignment by the Company or the Operating Partnership, as the case may be, to a legal entity that is a successor to all of the assets, rights, and obligations of the Company or the Operating Partnership, as the case may be, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company or the Operating Partnership, as the case may be, is bound by this Advisory Agreement.

ARTICLE 17.

INCORPORATION OF THE CHARTER AND THE OPERATING PARTNERSHIP AGREEMENT

To the extent that the Charter or the Operating Partnership Agreement as in effect on the date of this Advisory Agreement impose obligations or restrictions on the Advisor or grant the Advisor certain rights which are not set forth in this Advisory Agreement, the Advisor shall abide by such obligations or restrictions and such rights shall inure to the benefit of the Advisor with the same force and effect as if they were set forth in this Advisory Agreement.

ARTICLE 18.

INDEMNIFICATION BY THE COMPANY AND THE OPERATING PARTNERSHIP

The Company and the Operating Partnership shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners and employees, from all contract or other liability, claims, damages, taxes, or losses, and related expenses including reasonable attorneys’ fees, arising in the performance of their duties under this Advisory Agreement, to the extent such liability, claims, damages, taxes, or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the Charter, the laws of the State of Maryland and the laws of the State of Delaware, as applicable, and only if all of the following conditions are met:

(a) The directors or the Advisor or its Affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company and the Operating Partnership, as applicable;

(b) The Advisor or its Affiliates were acting on behalf of or performing services for the Company or the Operating Partnership;

(c) Such liability or loss was not the result of negligence or misconduct by the Advisor or its Affiliates; and

(d) Such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets, including insurance proceeds, and not from its Stockholders.

With respect to losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws, one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws. Notwithstanding the foregoing, the Advisor shall not be entitled to indemnification or be held harmless pursuant to this Article 18 for any activity which the Advisor shall be required to indemnify or hold harmless the Company and the Operating Partnership pursuant to Article 19.

ARTICLE 19.

INDEMNIFICATION BY ADVISOR

The Advisor shall indemnify and hold harmless the Company and the Operating Partnership, including their respective officers, directors, partners, and employees, from contract or other liability, claims, damages, taxes, or losses and related expenses including attorneys’ fees, to the extent that such liability, claims, damages, taxes, or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor’s gross negligence, bad faith, fraud, willful misfeasance, misconduct, or reckless disregard of its duties, subject to any limitations imposed by the laws of the State of Delaware, but Advisor shall not be held responsible for any action of the Board of Directors in declining to follow any advice or recommendation given by the Advisor.

ARTICLE 20.

LIMITATION OF LIABILITY

In no event will the parties be liable for damages based on loss of income, profit or savings or indirect, incidental, consequential, exemplary, punitive, or special damages of the other party or person, including third parties, even if such party has been advised of the possibility of such damages in advance, and all such damages are expressly disclaimed.

ARTICLE 21.

GENERAL PROVISIONS

21.1 Notices. Any notice in this Advisory Agreement permitted to be given, made, or accepted by any party to the other, must be in writing and may be given or served by (i) overnight courier, (ii) depositing the same in the United States mail, postpaid, certified, return receipt requested, (iii) facsimile transfer, or (iv) electronic delivery via email. Notice deposited in the United States mail shall be deemed given when mailed. Notice given in any other manner shall be effective when received at the address of the addressee. For purposes of this Section, the addresses, fax numbers, and email addresses of the parties, until changed as hereafter provided, shall be as follows:

To the Company:	Strategic Storage Trust VI, Inc.
Attention: H. Michael Schwartz
10 Terrace Road
Ladera Ranch, California 92694
Email: hms@smartstop.com
Fax: 949-429-6606

With a copy to:	Chairman of the Nominating and Corporate Governance Committee
10 Terrace Road
Ladera Ranch, California 92694
Fax: 949-429-6606

To the Operating Partnership:	Strategic Storage Operating Partnership VI, L.P.
Attention: H. Michael Schwartz
10 Terrace Road
Ladera Ranch, California 92694
Email: hms@smartstop.com
Fax: 949-429-6606

To the Advisor:	Strategic Storage Advisor VI, LLC
Attention : H. Michael Schwartz
10 Terrace Road
Ladera Ranch, California 92694
Email: hms@smartstop.com
Fax: 949-429-6606

Any party may at any time give notice in writing to the other party of a change in its address, fax number, or email address for the purposes of this Section.

21.2 Modification. This Advisory Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties to this Advisory Agreement, or their respective successors or assignees.

21.3 Severability. The provisions of this Advisory Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

21.4 Construction/Governing Law. The provisions of this Advisory Agreement shall be exclusively construed and exclusively interpreted in accordance with the laws of the State of California.

21.5 Entire Agreement. This Advisory Agreement contains the entire agreement and understanding among the parties to this Advisory Agreement with respect to the subject matter of this Advisory Agreement, and supersedes all prior and contemporaneous agreements, understandings, inducements, and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter of this Advisory Agreement. The express terms of this Advisory Agreement control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms of this Advisory Agreement.

21.6 Indulgences, Not Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power, or privilege under this Advisory Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

21.7 Gender; Number. Words used in this Advisory Agreement regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires.

21.8 Titles Not To Affect Interpretation. The titles of paragraphs and subparagraphs contained in this Advisory Agreement are for convenience only, and they neither form a part of this Advisory Agreement nor are they to be used in the construction or interpretation of this Advisory Agreement.

21.9 Execution In Counterparts. This Advisory Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears on such counterpart, and all of which shall together constitute one and the same instrument. This Advisory Agreement shall become binding when the counterparts of this Advisory Agreement, taken together, bear the signatures of all of the parties reflected in this Advisory Agreement as the signatories.

ARTICLE 22.

INITIAL INVESTMENT

An Affiliate of the Advisor has purchased 109.89 shares of Common Stock for $1,000.00. Affiliates of the Advisor have purchased an aggregate of $5,002,000 in OP Units. Affiliates of the Advisor may not sell $202,000 of the OP Units while the Advisor acts in such advisory capacity to the Company or the Operating Partnership, provided, that such OP Units may be transferred to Affiliates of the Advisor. Affiliates of the Advisor may not sell any of the OP Units while the Advisor acts in such advisory capacity to the Company or the Operating Partnership, provided, that such OP Units may be transferred to the Advisor or other Affiliates of the Advisor. The restrictions included above shall not apply to any other Securities acquired by the Advisor or its Affiliates. With respect to any Securities owned by the Advisor, the Directors, or any of their Affiliates, neither the Advisor, nor the Directors, nor any of their Affiliates may vote or consent on matters submitted to the Stockholders regarding the removal of the Advisor, Directors or any of their Affiliates or any transaction between the Company and any of them. In determining the requisite percentage in interest of Securities necessary to approve a matter on which the Advisor, Directors and any of their Affiliates may not vote or consent, any Securities owned by any of them shall not be included.

[SIGNATURES APPEAR ON NEXT PAGE]

To evidence the parties’ agreement to this Advisory Agreement, the parties have executed and delivered this Advisory Agreement as of the date and year first above written.

COMPANY:		ADVISOR:

STRATEGIC STORAGE TRUST VI, INC., a Maryland corporation		STRATEGIC STORAGE ADVISOR VI, LLC, a Delaware limited liability company

By:		By:
	H. Michael Schwartz, Chief Executive Officer	H. Michael Schwartz, Chief Executive Officer

OPERATING PARTNERSHIP:

STRATEGIC STORAGE OPERATING PARTNERSHIP VI, L.P., a Delaware limited partnership

By:	Strategic Storage Trust VI, Inc., a Maryland corporation and its General Partner

By:
H. Michael Schwartz, Chief Executive Officer